Exhibit 99.1

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

Omitted Portions Filed Separately with

the Securities Exchange Commission

LICENSE AGREEMENT

License Agreement (this “Agreement”) dated as of November 30, 2006, between ACADIA Pharmaceuticals Inc., a Delaware corporation, with offices located at 3911 Sorrento Valley Boulevard, San Diego, CA 92121, USA (“ACADIA”), and Société de Conseils, de Recherches et d’Applications Scientifiques SAS, a French corporation member of the IPSEN GROUP with offices located at 42 rue du Docteur Blanche, 75016 Paris, FRANCE (“IPSEN”).

WHEREAS, ACADIA is developing and commercializing certain compounds or pharmaceutical products;

WHEREAS, IPSEN owns or controls certain patents and patent applications, relating to the Licensed Product (as defined below); and

WHEREAS, IPSEN desires to grant, and ACADIA desires to be granted, a non-exclusive license in the Territory (as defined below) to such patents and patent applications, to pursue regulatory approval and commercialization of Licensed Product all on the terms and conditions as set forth herein below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein, ACADIA and IPSEN hereby agree as follows:

1.	DEFINITIONS.

For purposes of this Agreement, the following definitions shall be applicable:

1.1 “Acadia Patent Rights” means the Patents and Patent Applications listed in Exhibit A here attached (including any Patents issuing from such Patent Applications).

1.2 “Affiliate” means, with respect to a party to this Agreement, any entity directly or indirectly controlled by, controlling, or under common control with, such party to this Agreement, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) of an entity means possession, direct or indirect, of (i) the power to direct or cause direction of the management and policies of such entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (ii) at least fifty percent (50)% of the outstanding voting securities (whether directly owned or issuable pursuant to any option, warrant or other similar arrangement) or other comparable equity interests of such entity.

1.3 “Commercial Sale” means the sale of Licensed Product whether by ACADIA, ACADIA’s Affiliates or Sublicensees to a third party and shall exclude (i) any transfer of Licensed Product by ACADIA to its Affiliates or Sublicensees and (ii) any distribution of Licensed Product for use in Development Activities or as samples.

1.4 “Compound” means any of the […***…] compounds, […***…], listed in Exhibit C here attached. Such list may be amended by ACADIA from time to time subject to prior notice to IPSEN and provided that (i) such new compounds are […***…] and (ii) such list as amended contains […***…] compounds.

1.5 “Development Activities” shall mean any research, development, manufacturing or registration activities relating to the Compounds and/or the Licensed Products.

1.6 “Effective Date” shall mean the date set forth in the opening paragraph of this Agreement.

1.7 “FDA” shall mean the Food and Drug Administration of the United States of America.

1.8 “Field” means all human uses […***…]. For the sake of clarity, conditions that can cause or otherwise be associated with […***…] shall remain included in the Field. For example, […***…]. For the avoidance of doubt, the Field shall not include the following […***…].

1.9 “Ipsen Patent Rights” means the Patents and Patent Applications listed in Exhibit B here attached (including any Patents issuing from such Patent Applications).

1.10 “Issued Valid Claim” means any claim from an issued and unexpired Patent under the Ipsen Patent Rights, which covers a Licensed Product and but for this License Agreement ACADIA could not make, have made, develop, use, sell, offer for sale, commercially exploit, or import the Licensed Product without said license, and which has not been abandoned, revoked or held unenforceable or invalid by a decision of a court or other governmental authority of competent jurisdiction, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

1.11 “Licensed Product” means any product containing one or more Compounds as an active ingredient.

1.12 “Major Countries” means the […***…].

1.13 “Net Sales” means with respect to any Licensed Product, gross sales of ACADIA, its Affiliates and Sublicensees (each, a “Selling Party”) of such Licensed Product to unaffiliated third

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parties, less (i) actual bad debts related to such Licensed Product, (ii) credits for sales returns and allowances actually paid, granted or accrued, (iii) trade, quantity and cash discounts and any other adjustments actually allowed and taken with respect to such invoiced amounts, including, but not limited to, granted on account of price adjustments, billing errors, rejected goods, damaged or defective goods, recalls, returns, rebates, chargeback rebates, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions, adjustments arising from consumer discount programs, (iv) customs or excise duties, sales tax, consumption tax, value added tax, and other taxes (except income taxes) or duties relating to sales, (v) any payment in respect of sales to any government, or to any Regulatory Authority, or with respect to any government-subsidized program or managed care organization, and (vi) freight and insurance, in each case as determined from books and records of the Selling Party maintained in accordance with generally acceptable accounting principles in the United States of America, consistently applied. For the avoidance of doubt, Net Sales shall not include any distribution of Licensed Product for use in Development Activities or as samples and shall not include sales by ACADIA to its Affiliates and Sublicensees for resale, provided that if ACADIA sells a Licensed Product to an Affiliate or to a Sublicensee for resale, Net Sales shall include the amounts invoiced by such Affiliate or Sublicensee to non-Affiliate third parties on the resale of such Licensed Product.

1.14 “Other Countries” means any country of the Territory other than the Major Countries.

1.15 “Patents” means any issued and unexpired patents, certificates of invention, and any supplemental protection certificates together with any issued and unexpired extensions, registrations, confirmations, reissues, substitutions, requests for continued examination, term restorations, divisions, continuations or continuations-in-part, reexamination or renewals thereof. “Patents” shall include any patent or Patent issuing upon any Patent Application

1.16 “Patent Applications” means any patent applications, provisional applications, or applications for certificates of invention, which have not become Patents.

1.17 “Pending Valid Claim” any claim from a Patent Application under the Ipsen Patent Rights, which covers a Licensed Product and but for this License Agreement ACADIA could not make, have made, develop, use, sell, offer for sale, commercially exploit, or import the Licensed Product without said license, and which has not been abandoned, revoked or held unenforceable or invalid by a decision of a court or other governmental authority of competent jurisdiction, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

1.18 “Phase III Clinical Trial” means a clinical trial that […***…].

1.19 “Regulatory Application” means all regulatory applications submitted to a Regulatory Authority for Regulatory Approval (together with supporting documentation).

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1.20 “Regulatory Approval” means all approvals, licenses, registrations or authorizations necessary for the marketing, sale and/or use of a Licensed Product in a particular jurisdiction including any pricing or reimbursement approval.

1.21 “Regulatory Authority” means any national, supra-national (e.g., the FDA, the European Commission, the Council of the European Union, or the European Medicines Agency (“EMEA”)), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in any jurisdiction of the Territory involved in the granting of Regulatory Approval for pharmaceutical products.

1.22 “Royalty Payments” shall have the meaning ascribed to it in Section 4.5 of this Agreement.

1.23 “Sublicensee” means any third party (other than an ACADIA Affiliate) to whom ACADIA or an ACADIA Affiliate has granted the right, directly or indirectly, to research, develop, make and/or sell any Licensed Product, provided that Sublicensee shall exclude wholesalers and resellers of Licensed Product, which do not engage in any marketing or promotion of the Licensed Product.

1.24 “Term” have the meaning ascribed to it in Section 9 of this Agreement.

1.25 “Territory” means all countries of the world.

2.	LICENSE GRANT.

2.1 Non-Exclusive License. Subject to the terms and conditions of this Agreement, IPSEN hereby grants to ACADIA and its Affiliates, and ACADIA hereby accepts, a non-exclusive license, with the right to grant and authorize sublicenses, under the Ipsen Patent Rights to research, develop, have developed, make, have made, use, sell, offer for sale, commercially exploit, and import the Licensed Products in the Field in the Territory.

2.2 Sublicenses. ACADIA shall have the right to appoint Sublicensees. Immediately upon execution of any sublicense agreement, ACADIA shall provide to IPSEN the terms and conditions of the executed agreement with such Sublicensee including all financial terms for the purpose of the implementation of Section 4.4 of this Agreement. ACADIA shall ensure that all of the applicable terms and conditions of this Agreement shall apply to the Sublicensee to the same extent as they apply to ACADIA hereunder for all purposes. ACADIA assumes full responsibility for the performance of all obligations so imposed on such Sublicensee and will itself account to IPSEN for all payments due under this Agreement by reason of such sublicense.

2.3 Retained Rights. Except as otherwise provided in this Agreement, IPSEN and its Affiliates retain the right to use the Ipsen Patent Rights for any purpose whatsoever.

3.	DEVELOPMENT.

3.1 Reporting. ACADIA shall, in a timely manner, notify IPSEN of major events in the development of the Compounds or Licensed Products (including without limitation the occurrence of the events triggering the Milestone Payments as provided for in Section 4.2 of this Agreement) and shall provide to IPSEN within sixty (60) days after the end of each calendar year, annual status reports summarizing the Development Activities conducted during the past calendar year for each Compound or Licensed Product.

3.2 Diligence. In the event ACADIA is not conducting any Development Activities with respect to the Compounds or the Licensed Products for a period of more than three (3) years, Ipsen shall have the option to terminate this Agreement by notifying ACADIA its intention to do so pursuant to this Section 3.2. In the event (i) ACADIA fails to resume Development Activities within sixty (60) days as from receipt of Ipsen’s notification and (ii) ACADIA fails to notify Ipsen of its commitment to resume Development Activities in the sixty (60) days following receipt of such Ipsen notice, this Agreement shall automatically terminate without further notification upon expiry of the sixty-day period following delivery of the Ipsen notice.

4.	CONSIDERATION.

4.1 Upfront Payment. ACADIA shall pay to IPSEN Two Hundred and Fifty Thousand (250,000) US Dollars within thirty (30) days following the Effective Date. Such payment shall be non-refundable and non-creditable.

4.2 Milestone Payments. ACADIA shall make the following creditable (pursuant to Section 4.4), non-refundable milestone payments to IPSEN within thirty (30) days following the occurrence of the following events (the “Milestone Payments”):

(a) […***…] US Dollars upon […***…];

(b) […***…] US Dollars upon […***…];

(c) […***…] US Dollars upon […***…].

For clarity, ACADIA shall make the foregoing Milestone Payments only once for the first Licensed Product to reach that stage.

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4.3 Acquisition Fee. In the event of a Change-of-Control (as defined below), ACADIA, or the new entity resulting from the Change-of-Control, shall have an option to assume ACADIA’s rights and obligations under this Agreement by paying to IPSEN, within thirty (30) days as from the effective date of the Change-of-Control, a one-time only payment of […***…] US Dollars (the “Acquisition Fee”). Such Acquisition Fee shall be non-refundable and non-creditable. ACADIA, or the new entity resulting from the Change-of-Control, shall inform Ipsen by written notice of the occurrence of a Change-of-Control and shall notify Ipsen of the decision to exercise this option within thirty (30) days as from the effective date of Change-of-Control. In the event Ipsen does not receive a notice of intention to exercise the option within thirty (30) days as from the effective date of the Change-of-Control or evidence of payment of the Acquisition Fee within thirty (30) days as from the effective date of the Change-of-Control, ACADIA shall be deemed to have breached a material provision of this Agreement and Section 10.1(a) of this Agreement shall apply. The Acquisition Fee shall not be payable more than once.

For the purpose of this clause, “Change-of-Control” means:

(i) […***…];

(ii) a transaction (being either a direct or indirect transaction) which would result in:

(a) […***…], or

(b) a merger, reorganization or other business consolidation occurring in which ACADIA is not the surviving entity, or any reverse merger occurs in which ACADIA is the surviving entity, but which would result in either case in:

(1) […***…], or

(2) […***…],

(iii) […***…]; or

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(iv) […***…].

In the event that (a) ACADIA assigns, delegates or sublicenses any rights under Section 2.1 of this Agreement to one or more of its Affiliates or (b) ACADIA sells, conveys, transfers, leases or disposes otherwise of all or substantially all of the assets of ACADIA including the Compounds and Licensed Products to one or more of its Affiliates, or (c) ACADIA sells, conveys, transfers, leases or disposes of the Compounds or Licensed Product business to one or more of its Affiliates, then Change-of-Control shall also mean any of the events described in (i) to (iv) above if they relate to such ACADIA Affiliate(s).

Notwithstanding the foregoing, a Change-of- Control shall be deemed to occur on account of the events described in (i) to (iv) only if the person(s) benefiting from such a Change-of-Control is a Competing Entity. For the purpose of this section, a Competing Entity shall mean a company that, at the time of the Change-of-Control, is researching or developing or markets a pharmaceutical product anywhere in the world.

4.4 Sublicensing Revenues. In the event ACADIA enters into an agreement with a Sublicensee in accordance with the provisions of Section 2.2 of this Agreement, ACADIA shall pay to IPSEN […***…] percent ([…***…]%) of any upfront payments (excluding the fair market value of equity sold, funding for the sole purpose of supporting identified and planned research and development works relating to the Compounds and/or the Licensed Products, transfer of goods and materials at cost plus an industry standard premium, and bona fide loans) or milestone payments (including without limitation milestone payments relating to research, development, regulatory or commercial events) received from any such Sublicensee (“Ipsen Sublicense Share”) within thirty (30) days following the receipt of such payments by ACADIA, provided that in no event will Ipsen Sublicense Share include any portion of sales for Licensed Products used to calculate royalties under Section 4.5 of this Agreement.

(a) any Milestone Payment already paid by ACADIA to IPSEN (if any) shall be deducted from any payments to be made by ACADIA to IPSEN with respect to an Ipsen Sublicense Share, provided, however, that (i) a Milestone Payment shall be deducted from an Ipsen Sublicense Share only once and (ii) if a Milestone Payment is credited only partially against a Ipsen Sublicense Share, the remaining non-credited amount of such Milestone Payment shall be creditable against future Ipsen Sublicense Share(s);

(b) any payment relating to an Ipsen Sublicense Share, after deduction of Milestone Payment as provided for in Section 4.4(a) above, shall be creditable against any Milestone Payments remaining to be paid under Section 4.2 above, provided, however, that (i) an Ipsen Sublicense Share shall be creditable against future Milestone Payments only once; (ii) if an Ipsen Sublicense Share is credited only partially against a Milestone Payment, the remaining non-credited amount of such Ipsen Sublicense Share shall be creditable against future Milestone Payment(s); and

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(c) once all Milestone Payments have been triggered and credited against Ipsen Sublicense Share(s), ACADIA shall pay to IPSEN all forthcoming Ipsen Sublicense Share(s) without any deduction.

For the avoidance of doubt, the parties acknowledge that, it is their intention that, under this Section 4.4, ACADIA pays to IPSEN the higher of (i) the total amount of Milestone Payments triggered as provided for in Section 4.2 of this Agreement and (ii) the total amount of the Ipsen Sublicense Shares. An example of the mechanism of credit of Milestone Payments and Ipsen Sublicense Shares is attached as Exhibit D of this Agreement.

4.5 Royalty Payments. ACADIA shall pay to IPSEN on a product-by-product and country-by-country basis a royalty calculated as detailed in Exhibit E (collectively, the “Royalty Payments”).

5.	ACCOUNTING AND PROCEDURES FOR PAYMENT.

5.1 Reports and Payments. Beginning with the first Commercial Sale in the Territory, ACADIA shall provide to IPSEN a quarterly payment report as follows: Within sixty (60) days after the end of each calendar quarter, ACADIA shall deliver to IPSEN a true and accurate report, giving such particulars of the business conducted by ACADIA, its Affiliates and Sublicensees, if any, during such calendar quarter as are pertinent to account for Royalty Payments due under Section 4.5 of this Agreement. Such report shall include at least (i) the total of Net Sales during such quarter on a country-by-country basis; (ii) the calculation of Royalty Payments under this Agreement; and (iii) the total Royalty Payments so calculated and due to IPSEN. Simultaneously with the delivery of each such report, ACADIA shall pay to IPSEN the total Royalty Payments, if any, due to IPSEN for the period of such report. If no Royalty Payments are due, ACADIA shall so report.

5.2 Calculation of Net Sales. All Royalty Payments to IPSEN under this Agreement shall be made in U.S. dollars. When calculating Net Sales, ACADIA shall convert the amount of invoiced sales in currencies other than U.S. dollars into U.S. dollars using an exchange rate equal to the weighted average of the rates of exchange for the currency of the country from which the Royalty Payments are payable as published by The Wall Street Journal, New York edition, (or by the Financial Times, should such currency not be published in The Wall Street Journal) during the calendar quarter for which a payment is due.

5.3 Method of Payments. All payments hereunder shall be made by electronic transfer in immediately available funds via either bank wire transfer, an ACH (automated clearing house) mechanism, or any other means of electronic funds transfer, at ACADIA’s election, to such bank accounts as IPSEN shall designate. All payments under this Agreement which are not paid when due shall bear interest from the date due until paid at a rate equal to the one-month European Interbank Offered Rate (EURIBOR) as reported by the European Banking Federation (or a successor or similar organization) plus four percent (4%) effective from the date that payment was due.

5.4 Inspection of Records. ACADIA shall keep, and shall cause its Affiliates and Sublicensees to keep, full and accurate books and records setting forth gross sales of each Licensed Product, Net Sales of each Licensed Product, itemized deductions from gross sales taken to calculate Net Sales and Royalty Payments payable hereunder to IPSEN for each such Licensed Product.

ACADIA shall permit IPSEN, by independent qualified public accountants (the “Auditors”) selected by IPSEN and accepted by ACADIA, to examine such books and records at any reasonable time. Such audit shall be binding upon the Parties should ACADIA have accepted the Auditors selected by IPSEN within thirty (30) days as from notification by IPSEN of its intent to conduct an inspection and of the identity of the Auditors selected by IPSEN for this purpose (absence of answer from ACADIA within this thirty-day period being deemed to be an approval of the Auditors by ACADIA). In the event ACADIA notifies its refusal to approve the appointment of the Auditors, the parties shall use reasonable commercial efforts to agree upon other Auditors within sixty (60) days as from the date of ACADIA’s notification. Should the parties fail to agree upon such Auditors, IPSEN shall have the right to appoint any Auditors for the purpose of conducting the inspection of ACADIA’s records. The Auditors may be required by ACADIA to enter into a reasonably acceptable confidentiality agreement, and in no event shall the Auditors disclose to IPSEN any information other than such as relates to the accuracy of reports and payments made or due hereunder. IPSEN shall bear the cost of any such examination and review; provided that if the inspection and audit shows an underpayment of Royalty Payments of more than five percent (5%) of the amount due for the applicable period, then ACADIA shall promptly reimburse IPSEN for all external costs incurred in connection with such examination and review. ACADIA shall promptly pay to IPSEN the amount of any such underpayment revealed by an examination and review together with late payment interest pursuant to Section 5.3 of this Agreement. Any overpayment of Royalty Payments by ACADIA revealed by an examination and review shall be fully-creditable against future Royalty Payments, as applicable, under Section 4.5 of this Agreement. Absent manifest error, the Auditors’ report shall be binding upon the parties in the case these Auditors have been accepted by ACADIA or chosen by mutual agreement of the parties.

5.5 Withholding Taxes. If provision is made in law or regulation of any country in the Territory for withholding of taxes of any type, levies or other charges with respect to any amounts payable by ACADIA to IPSEN pursuant to this Agreement, ACADIA shall deduct the amount of such taxes from the payment to IPSEN and shall promptly pay such tax, levy or charge for and on behalf of IPSEN to the proper governmental authority and ACADIA shall promptly furnish IPSEN with certificate of taxes deducted under such withholding tax laws. IPSEN and ACADIA shall cooperate with each other in obtaining any exemption from or reduced rate of tax available under any applicable law or tax treaty.

Except as set forth above, ACADIA and IPSEN shall pay for their own account all sales, turnover, income, revenue, value added and other taxes levied on account of payments accruing or made under this Agreement. All amounts expressed in this Agreement exclude such taxes which where required by law shall be charged at the applicable rate.

6.	PATENTS AND INFRINGEMENT.

6.1 Prosecution and Maintenance. IPSEN shall be solely responsible, at its own expense, for the prosecution and maintenance of the Ipsen Patent Rights. IPSEN agrees to keep ACADIA reasonably informed regarding such prosecution and maintenance and to solicit and reasonably consider ACADIA’s suggestions and comments regarding all material aspects of such patent prosecutions. If IPSEN decides to abandon any patents or patent applications within the Ipsen

Patent Rights, ACADIA shall have the option to continue the prosecution and maintenance of such patents or patent applications in IPSEN’s name and at ACADIA’s expense.

6.2 Patent Term Extension; Supplemental Patent Protection. IPSEN shall have the exclusive right to seek patent term extensions or supplementary protection certificates in any country in the Territory with respect to the Ipsen Patent Rights to the extent IPSEN is permitted to seek such extension or supplementary protection certificates.

6.3 Infringement of the Ipsen Patent Rights. Each of the parties will promptly notify the other if it becomes aware of any infringement or potential infringement of a Patent under the Ipsen Patent Rights, and the parties shall consult with each other to decide the best way to respond to such infringement.

IPSEN shall have the right but not the obligation to conduct, at its own cost and expense any appropriate claim, action, suit or proceeding to enjoin and/or recover damages with respect to such infringement. IPSEN shall keep ACADIA promptly informed of the status of such proceeding. ACADIA shall provide reasonable assistance to IPSEN in initiating and pursuing any such proceeding. Any damages awarded or costs recovered in connection with any such proceeding, after deducting all costs and expenses of such proceeding incurred by each party (deduction of IPSEN’s costs and expenses being made at first) shall be split between the parties on an equitable basis proportional to their respective damage from the subject infringement. ACADIA shall have the right to be separately represented in such action by counsel of its choice at its own expense.

If IPSEN decides not to take action against the third party, it shall inform ACADIA forthwith. As far as legally possible, ACADIA shall then at its own costs and expenses take any such action against the infringing third party and IPSEN shall reasonably cooperate with ACADIA in all respects, including, but not limited to the assignment of right to sue such third party or participating as a named party in such action at its own expense. In this case, any damages awarded or costs recovered in connection with any such proceeding, after deducting all costs and expenses of such proceeding incurred by each party (deduction of ACADIA’s costs and expenses being made at first) shall be split between the parties on an equitable basis proportional to their respective damage from the subject infringement. IPSEN shall have the right to be separately represented in such action by counsel of its choice at its own expense.

6.4 Infringement of Third Party Rights. If any warning letter or other notice of infringement is received by a party, or legal suit or other action is brought against a party, alleging infringement of third party rights in the manufacture, use, sale, offer for sale in the Territory of any Licensed Products or use of any Ipsen Patent Rights, that party shall promptly provide full details to the other party, and the parties shall discuss the best way to respond.

ACADIA shall have the first right but not the obligation to defend any such suit involving alleged infringement of third party Patents , at its own expense and by counsel of its own choice, and shall have the right to settle with such third party, provided that if any action or proposed settlement involves the making of any statement, express or implied, concerning the validity of any Ipsen Patent Rights, the consent of IPSEN must be obtained before taking such action or making such settlement. IPSEN shall give all reasonable assistance to ACADIA with regard to the defense of such legal suit or action and shall have the right, at its own expense, to be represented in any such suit or action by counsel of its own choice. If ACADIA decides not to defend any such suit, IPSEN shall have the right but not the obligation to defend such suit involving alleged infringement of third party Patents, at its own expense and by counsel of its own choice, and shall have the right to settle such suit with such third party, provided that if any action or proposed settlement involves the making of any statement, express or implied, concerning the validity of any Ipsen Patent Rights, the consent of ACADIA must be obtained before taking such action or making such settlement. ACADIA shall give all reasonable assistance to IPSEN with regard to the defense of such legal suit or action and shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

7.	CONFIDENTIALITY; PUBLICATION.

7.1 Confidentiality.

(a) Except as otherwise provided in this Section 7, during the Term of this Agreement and for a period of ten (10) years thereafter, each party shall maintain in confidence, shall not disclose and shall use only for purposes of this Agreement confidential information and confidential data (“Confidential Information”) supplied to such party (such party, the “Recipient”) by the other party (such party, the “Disclosing Party”) under this Agreement.

(b) Permitted Disclosures. To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, (i) the Recipient may disclose Confidential Information of the Disclosing Party which it is otherwise obligated under this Section 7 not to disclose, to its Affiliates, Sublicensees (including potential Sublicensees), employees, consultants and advisors, on a need-to-know basis, provided that such persons agree to be bound by obligations of confidentiality with respect to such Confidential Information which are similar in scope and duration to those set forth in this Section 7; and (ii) Recipient may disclose such Confidential Information of the Disclosing Party to Regulatory Authorities or other governmental authorities to the extent that such disclosure is required by applicable law (including without limitation all applicable securities laws), regulation, agency or court order, or is reasonably necessary to obtain patents or, in the case of ACADIA, authorizations to conduct clinical trials and to commercially market the Licensed Products, provided that the Recipient making such disclosure shall provide written notice to the Disclosing Party and sufficient opportunity for the Disclosing Party to object to such disclosure or to request confidential treatment thereof. The obligation of the Recipient not to disclose or use Confidential Information received from the Disclosing Party shall not apply to any part of such Confidential Information that (A) is or becomes patented, published or otherwise part of the public domain other than by acts or omissions of the Recipient in contravention of this Agreement; (B) is disclosed to the Recipient by a third party, provided such Confidential Information was not obtained by such third party directly or indirectly from the Disclosing Party on a confidential basis; (C) prior to disclosure under this Agreement, was already in the possession of the Recipient, which can be proven by written evidence; (D) is subsequently and independently developed by the Recipient without use of or reference to the Confidential Information of the Disclosing Party, which can be proven by written evidence or (E) is disclosed in a press release agreed to by both parties pursuant to Section 7.2 of this Agreement. No results of clinical studies comprising Confidential Information of the Disclosing Party will be publicly disclosed by the Recipient except as required by applicable law or regulation or with the prior consent of the Disclosing Party, which shall not be unreasonably withheld or delayed. Once a particular item of information has been publicly disclosed pursuant to Section 7.1(E) of this Agreement, further consent will not be needed for further disclosures thereof.

7.2 Terms of the Agreement. Except as otherwise permitted in accordance with this Section 7.2, neither party shall make any public announcements concerning this Agreement or the terms hereof, without the prior written consent of the other party, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, each party shall have the right to issue a mutually agreed press release announcing the Agreement and describing in general the relationship of the parties hereunder and to disclose this Agreement or the terms hereof (i) to the extent required by any court or other governmental body (including in connection with any government or regulatory filings, including filings with the United States Securities and Exchange Commission); (ii) as otherwise required by law; (iii) in confidence to legal counsel of such parties; (iv) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (v) in confidence, in connection with due diligence or similar investigations by third parties.

8.	REPRESENTATIONS.

8.1 Corporate Existence and Power. Each party hereby represents and warrants to the other party that such party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated; and has the corporate power and authority and the legal right to carry on its business as it is now being conducted.

8.2 Authorization and Enforcement of Obligations. Each party hereby represents and warrants to the other party that such party (i) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, (ii) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and (iii) this Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

8.3 Consents. Each party hereby represents and warrants to the other party that all necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such party in connection with the execution and delivery of this Agreement have been obtained.

8.4 No Conflict. Each party hereby represents and warrants to the other party that the execution and delivery of this Agreement and the performance of such party’s obligations hereunder do not conflict with or violate any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, any requirement of applicable laws, regulations or any order of any court or governmental authority.

8.5 IPSEN Representations and Warranties. IPSEN represents and warrants to ACADIA that as at the Effective Date:

(a) IPSEN owns all right, title and interest in the Ipsen Patent Rights and has the right to grant the rights granted to ACADIA under Section 2 of this Agreement;

(b) IPSEN does not have any knowledge of, and IPSEN has not received notice of, any pending legal actions, judgments or settlements against or owed by IPSEN with respect to the Ipsen Patent Rights, or any pending or threatened claims or litigation seeking to invalidate any of the Ipsen Patent Rights; and

(c) IPSEN has not received any notice concerning the institution or threatened institution of any interference, reexamination, reissue, revocation or nullification involving any of the Ipsen Patent Rights or other proceeding that challenges the inventorship, ownership, validity, or enforceability as applicable of any of the Ipsen Patent Rights.

8.6 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR VALIDITY OF ANY PATENTS ISSUED OR PENDING.

9.	TERM.

This Agreement shall be effective as of the Effective Date and shall expire, on a country-by-country basis, on the expiration of all obligations relating to Royalty Payments as set forth in Section 4.5 in such country, unless earlier terminated pursuant to Section 10 (the “Term”). Following expiration of the obligation relating to Royalty Payments with respect to a particular country, the licenses granted in Section 2.1 of this Agreement shall become fully-paid, irrevocable and perpetual in such country.

10.	TERMINATION.

10.1 This Agreement may be terminated as follows:

(a) If a party breaches or defaults in the performance or observance of any of the material provisions of this Agreement, and such breach or default is not cured within thirty (30) days after the giving of notice by the other party specifying such breach or default (“Termination Notice”), or, if such breach is not susceptible of cure within such thirty (30) day period, the breaching party has not taken appropriate steps to commence such cure during such thirty (30) day period and continued to diligently pursue such cure in a manner reasonably assuring such cure within a reasonable period of time thereafter, such other party shall have the right to terminate this Agreement forthwith, such termination to be effective upon the expiration of such thirty (30)-day notice period. Notwithstanding the foregoing, if the party alleged to be in breach of this Agreement disputes in good faith such breach by written notice to the other party (which notice shall set forth in reasonable detail the basis for disputing such breach) within such thirty (30) day notice period, the non-breaching party shall not have the right to terminate this Agreement unless and until it has been determined that this Agreement was materially breached in accordance with Section 12, and the breaching party fails to comply with its obligations hereunder within thirty (30) days after such determination.

(b) By either party if the other party is generally unable to meet its debts when due, or makes a general assignment for the benefit of its creditors, or there shall have been appointed a receiver, trustee or other custodian for such party for or a substantial part of its assets, or any case or proceeding shall have been commenced or other action taken by or against such party in bankruptcy or seeking the reorganization, liquidation, dissolution or winding-up of such party or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law, and any such event shall have continued for sixty (60) days undismissed, unstayed, unbonded and undischarged, then the other party may, upon notice to such party terminate this Agreement, such termination to be effective upon such party’s receipt of such notice.

(c) By IPSEN if ACADIA, its Affiliates or Sublicensees in any country of the Territory brings an action or proceeding that disputes the validity of the Ipsen Patent Rights or files an opposition (or any equivalent action) against any of the Ipsen Patent Rights.

(d) By ACADIA upon six (6) months’ prior written notice.

(e) As provided for in Section 3.2 of this Agreement.

10.2 Accrued Liabilities. Expiration or termination of this Agreement for any reason shall not relieve the parties of any obligation accruing on or prior to such expiration or termination, or which is attributable to a period prior to such expiration or termination, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such expiration or termination.

10.3 Rights Upon Termination.

(a) Upon any termination of this Agreement pursuant to Section 10.1 of this Agreement, all licenses and rights granted herein to ACADIA, shall terminate. Notwithstanding the foregoing, upon expiration or termination of this Agreement for any reason, any sublicense granted by ACADIA shall survive and become a direct license from IPSEN, provided that, upon request by IPSEN, each Sublicensee promptly agrees in writing to be bound by the applicable terms of this Agreement. Failure by a Sublicensee to agree as aforesaid shall lead to termination of the sublicense.

(b) Upon termination of this Agreement in its entirety (other than on expiration of the Term), (i) ACADIA and IPSEN shall promptly return to the other party all materials and tangible Confidential Information received from the other party (except one copy of which may be retained by legal counsel for archival purposes), (ii) ACADIA and its Affiliates shall have the right for a period of six (6) months to sell or otherwise dispose of the stock of Licensed Products then on hand or in process of manufacture, subject to Sections 4.4, 4.5 and 5.

(c) The provisions of Sections 1, 5.4, 5.5, 7, 8, 10.2, 10.3, 11, 12, and 13 of this Agreement shall survive the expiration or any termination of this Agreement. In addition, the last sentence of Section 9 shall survive the expiration of this Agreement. Except as otherwise provided in this Section 10, all rights and obligations of the parties under this Agreement shall terminate upon the expiration or termination of this Agreement.

11.	INDEMNIFICATION.

11.1 ACADIA’s Obligation. ACADIA shall defend, indemnify, and hold harmless IPSEN, its Affiliates and their respective directors, officers, shareholders, employees and agents (“IPSEN Indemnitees”), from and against any and all liabilities, damages, losses, penalties, fines, costs, interest, and expenses, including, but not limited to reasonable attorney’s fees, incurred by the IPSEN Indemnitees (collectively “IPSEN Losses”) arising from or occurring as a result of a third party’s claim, action, suit, judgment or settlement against an IPSEN Indemnitee that is due to or based upon: (a) any material breach of an obligation, a representation or warranty under this Agreement by ACADIA, (b) any activity relating to the Licensed Products conducted by ACADIA, its Affiliates, Sublicensees or contractors including without limitation the development, design, manufacture, use, sale or labeling of Licensed Products in the Territory, provided however that, ACADIA shall not indemnify or hold harmless IPSEN Indemnitees from IPSEN Losses to the extent that such IPSEN Losses are finally determined to have resulted from the willful misconduct or gross negligence of an IPSEN Indemnitee.

11.2 IPSEN’s Obligation. IPSEN shall defend, indemnify, and hold harmless ACADIA, its Affiliates and Sublicensees and their respective directors, officers, shareholders, employees and agents (“ACADIA Indemnitees”), from and against any and all liabilities, damages, losses, penalties, fines, costs, interest, and expenses, including, but not limited to reasonable attorney’s fees, incurred by the ACADIA Indemnitees (collectively “ACADIA Losses”) arising from or occurring as a result of a third party’s claim, action, suit, judgment or settlement against an ACADIA Indemnitee that is due to or based upon any material breach of an obligation, a representation or warranty under this Agreement by IPSEN, provided however that, IPSEN shall not indemnify or hold harmless ACADIA Indemnitees from ACADIA Losses to the extent that such ACADIA Losses are finally determined to have resulted from the willful misconduct or gross negligence of an ACADIA Indemnitee.

11.3 Defense Procedures; Procedures for Third Party Claims. In the event that any third party asserts a claim with respect to any matter for which an IPSEN Indemnitee or an ACADIA Indemnitee (an “Indemnitee”) is entitled to indemnification hereunder (a “Third Party Claim”), then the Indemnitee shall: (i) promptly notify in writing the indemnifying party under Section 11.1 or 11.2, as applicable (the “Indemnitor”), thereof, (ii) give the Indemnitor sole control of the defense and/or settlement of such Third Party Claim, and (iii) provide the Indemnitor, at the Indemnitor’s expense, with reasonable assistance and full information with respect to such Third Party Claim; provided, however, that no delay on the part of the Indemnitee in notifying the Indemnitor shall relieve the Indemnitor from any obligation hereunder unless (and then only to the extent that) the Indemnitor is prejudiced thereby. The Indemnitor shall not settle any claim, suit or proceeding subject to this Section 11 or otherwise consent to an adverse judgment in such claim, suit or proceeding if the same materially diminishes the rights or interests of the Indemnitee without the express written consent of the Indemnitee. Notwithstanding the foregoing, the Indemnitor shall have no obligations for any Third Party Claim if the Indemnitee seeking indemnification makes any admission, settlement or other communication regarding such Third Party Claim without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.

11.4 Exclusive Remedy. The indemnification rights provided in Sections 11.1 and 11.2 of this Agreement shall be the exclusive remedy of the parties with respect to the matters covered therein.

11.5 Disclaimer of Liability for Consequential Damages. IN NO EVENT SHALL ANY PARTY OR ANY OF ITS RESPECTIVE AFFILIATES BE LIABLE UNDER THIS AGREEMENT FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, SUFFERED BY ACADIA, IPSEN OR ANY OF THEIR RESPECTIVE REPRESENTATIVES, UNDER THIS AGREEMENT, EXCEPT (A) TO THE EXTENT OF ANY SUCH DAMAGES PAID TO A THIRD PARTY AS PART OF A THIRD PARTY CLAIM FOR PURPOSES OF INDEMNIFICATION PURSUANT TO SECTION 11 OF THIS AGREEMENT, AND (B) FOR LIABILITY FOR BREACH OF SECTION 7.

12.	DISPUTE RESOLUTION.

12.1 Governing Law. This Agreement shall be governed by, interpreted and construed in accordance with the laws of England and Wales without regard to the conflicts of law principles thereof or of any other jurisdiction.

12.2 Dispute Resolution.

(a) In the event of any controversy, claim or counter-claim arising out of or relating to this Agreement, the parties shall first attempt to resolve such controversy or claim through good-faith negotiations between their respective appropriate senior officers for a period of thirty (30) days, or such longer period as the parties may agree, following notification of such controversy or claim to the other party.

(b) If such controversy or claim cannot be resolved by means of such negotiations during such period, then, such controversy or claim shall be submitted to arbitration under the Rules of Arbitration of the International Chamber of Commerce. The Arbitral Tribunal shall consist of three (3) arbitrators. The place of arbitration shall be London (United Kingdom) and the arbitration proceedings shall be held in English. The award shall be final and judgment upon such award may be entered in any competent court or application may be made to any competent court for juridical acceptance of such an award and order of enforcement.

13.	MISCELLANEOUS.

13.1 Force Majeure. Neither party hereto shall be liable to the other party for any losses or damages attributable to a default in or breach of this Agreement which is the result of war (whether declared or undeclared), acts of God, revolution, acts of terror, fire, earthquake, flood, pestilence, riot, enactment or change of applicable law, accident(s), labor trouble, or shortage of or inability to obtain material, equipment or transport or any other cause beyond reasonable control of such party (in no event to include the obligation to pay money).

13.2 Severability. If and solely to the extent that any provision of this Agreement shall be invalid or unenforceable, or shall render this entire Agreement to be unenforceable or invalid, such offending provision shall be of no effect and shall not affect the validity of the remainder of this Agreement or any of its provisions; provided, however, the parties shall use their respective reasonable efforts to renegotiate the offending provisions to best accomplish the original intentions of the parties.

13.3 Waivers. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party or parties waiving such term or condition. Neither the waiver by any party of any term or condition of this Agreement nor the failure on the part of any party, in one or more instances, to enforce any of the provisions of this Agreement or to exercise any right or privilege, shall be deemed or construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement.

13.4 Entire Agreements; Amendments. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and supercedes all agreements or understandings, verbal or written, made between IPSEN and ACADIA before the date hereof with respect to the subject matter hereof. None of the terms or this Agreement shall be amended, supplemented or modified except in writing signed by both parties.

13.5 Assignment. This Agreement may not be assigned or otherwise transferred by either party without the prior written consent of the other party, which such consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either party may, without the consent of the other party, assign this Agreement to (i) its Affiliates or perform this Agreement, in whole or in part, through its Affiliates, provided that the assigning party shall continue to be primarily liable and responsible for performance by such Affiliate hereunder, or (ii) any successor by merger or reorganization or upon a sale of all or substantially all of ACADIA’s assets relating to Licensed Products or IPSEN’s assets, as applicable. In the event of an assignment permitted hereunder, the assigning party shall notify the other party in writing of such assignment immediately upon such assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns. Any assignment not in accordance with this Section 13.5 shall be null and void.

13.6 Independent Contractor. The relationship between IPSEN and ACADIA is that of independent contractors. IPSEN and ACADIA are not members of a joint-venture, partners, principal and agent, employer and employee, and have no other relationship other than independent contracting parties.

13.7 Notices. All notices, consents, approvals, or other communications required hereunder given by one party to the other hereunder shall be in writing and made by registered or certified air mail, facsimile (receipt confirmed), express overnight courier or delivered personally to the following addresses of the respective parties:

If to IPSEN:	SCRAS SAS President 42, rue du Docteur Blanche 75016 Paris, France

with a copy to:	General Counsel, SCRAS SAS 24, rue Erlanger 75016 Paris, France Facsimile: +33 (0) 1 44 96 11 88

If to ACADIA:	ACADIA Pharmaceuticals Inc. Chief Executive Officer 3911 Sorrento Valley Boulevard San Diego, CA 92121, USA Facsimile: (858) 558-2872

With a copy to:	ACADIA Pharmaceuticals Inc. General Counsel 3911 Sorrento Valley Boulevard San Diego, CA 92121, USA Facsimile: (858) 320-8637

Notices hereunder shall be deemed to be effective (a) upon receipt if personally delivered or by facsimile (receipt confirmed), (b) on the fifth (5th) business day following the date of mailing if sent by registered or certified air mail, and (c) on the second (2nd) business day following the date of transmission or delivery to the overnight courier if sent by facsimile or overnight courier. A party may change its address listed above by sending notice to the other party in accordance with this Section 13.7.

13.8 Publicity. ACADIA shall have right to make public announcements regarding clinical studies, regulatory approvals and the launch of Licensed Products in the Field in the Territory. Whenever ACADIA intends to make any announcement for an event triggering any payments to be made to IPSEN or other obligations of ACADIA pursuant to this Agreement or any announcement specifically referring to this Agreement, it shall inform IPSEN prior to such announcement and provide IPSEN with printed electronic copy for review and approval by IPSEN, which approval shall not be unreasonably withheld, conditioned and provided as soon as is reasonably practicable but in no event later than five (5) business days after ACADIA provides the proposed announcement. For clarity, if IPSEN does not provide written notice otherwise within such five (5)-business day period such announcement shall be deemed approved. Other than such announcements, neither party, without the prior approval of the other party, shall originate any publicity, news release or public announcement, written or oral, whether to the public press, stockholders or otherwise, relating to this Agreement, the subject matter to which it relates, performance under it or any of its terms, or any amendment hereto or performance hereunder (herein referred to as an “Announcement”), except for such an Announcement which (x) is required by applicable law, applicable stock exchange regulation or legal (including but not limited to judicial, arbitral and administrative) proceedings to be made, as confirmed upon request of the other party by an opinion of counsel, for the party proposing to make such Announcement or (y) is contained in ACADIA’s financial statements prepared in accordance with generally acceptable accounting principles in the United States.

13.9 Registration and Filing of this Agreement. To the extent required by applicable law, the parties will file, register or notify (collectively, “Filing”) this Agreement with appropriate governmental authorities. Each party shall be responsible for its own legal and other external costs for such Filings in accordance with applicable laws. The parties shall co-operate in such Filing(s) and in any contacts with or responses to governmental authorities, and shall request confidential treatment of sensitive provisions of this Agreement. All filing fees incurred with respect to Filings shall be at the expense of ACADIA.

13.10 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including, without limitation, any creditor of either party, except for the rights of Indemnitees under Section 11. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either party.

13.11 Counterparts. This Agreement may be executed in any two or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

13.12 Headings. Headings in this Agreement are included herein for ease of reference only and shall have no legal effect. References to Sections, Schedules, and Exhibits are to Sections, Schedules and Exhibits to this Agreement unless otherwise specified.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized officers upon the Effective Date.

SCRAS SAS		ACADIA PHARMACEUTICALS INC.

By:	/s/ Claire Giraut	By:	/s/ Uli Hacksell
Name:	Claire Giraut	Name:	Uli Hacksell
Title:		Title:	Chief Executive Officer

EXHIBIT A – ACADIA PATENT RIGHTS

[…***…]

[…***…]

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EXHIBIT B – IPSEN PATENT RIGHTS

[…***…]

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EXHIBIT C – COMPOUNDS

[…***…]

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EXHIBIT D – EXAMPLES

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

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EXHIBIT E – ROYALTY PAYMENTS

1.	Royalty Payments with respect to a Licensed Product in each of the Major Countries:

1.1 In the event there is an Issued Valid Claim for a Licensed Product in a Major Country at the date of the first Commercial Sale of the Licensed Product in such Major Country:

(a) […***…] percent ([…***…]%) of Net Sales of the Licensed Product in such Major Country made as from the date of first Commercial Sale of such Licensed Product in such Major Country and until the date of expiry of the last to expire Issued Valid Claim covering the Licensed Product in such Major Country;

1.2 In the event there is (i) no Issued Valid Claim and (ii) No Pending Valid Claim, covering the Licensed Product in such Major Country during the period from the date of the first Commercial Sale of the Licensed Product in such Major Country until the 10th anniversary of such first Commercial Sale, then no royalties shall be due for sales of the Licensed Product in such Major Country.

1.3 In the event there is an Issued Valid Claim covering the Licensed Product, which issues after the date of the first Commercial Sale of the Licensed Product in such Major Country and prior to the 10th anniversary thereof, then no royalties shall be due for sales of the Licensed Product in such Major Country as from the date of first Commercial Sale in such Major Country and until the date of issue of such Issued Valid Claim in such Major Country […***…]. For the avoidance of doubt, no Royalty Payment shall be due by ACADIA to Ipsen until and unless there is an Issued Valid Claim in such Major Country, provided that if such claim does not issue until after the 10th anniversary of the first Commercial Sale of the Licensed Product in such Major Country, then no royalty payments shall be due to Ipsen for sales of such Licensed Product in such Major Country.

1.4 In the event that […***…], ACADIA shall make the following Royalty Payments:

(i) […***…] percent ([…***…]%) of Net Sales of the Licensed Product in such Major Country made as from the date of issue of such Issued Valid Claim and until the date of expiry of the

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last to expire Issued Valid Claim, which (a) covers the Licensed Product in such Major Country and (b) issued before the 10th anniversary of the first Commercial Sale in such Major Country; and

[…***…]

2.	Royalty Payment with respect to a Licensed Product in each of the Other Countries

2.1 In the event there is an Issued Valid Claim covering the Licensed Product in an Other Country at the date of the first Commercial Sale in such Other Country:

(a) […***…] percent ([…***…]%) of Net Sales of the Licensed Product in such Other Country made as from the date of first Commercial Sale of the Licensed Product in such Other Country and until the date of expiry of the last to expire Issued Valid Claim covering such Licensed Product in such Other Country; and

(b) In the event the last to expire Issued Valid Claim covering the Licensed Product in such Other Country expires before the 10th anniversary of the first Commercial Sale in such Other Country and (i) […***…]

[…***…] then the provisions of Clause 2.3 of this Exhibit shall apply to the sales of the Licensed Product in such Other Country as […***…]; or (ii) […***…], then […***…].

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2.2 In the event there is […***…], which covers the Licensed Product in such Other Country, at the date of the first Commercial Sale in such Other Country or at a later date but before the 10th anniversary of the date of first Commercial Sale in such Other Country:

(a) […***…] percent ([…***…]%) of Net Sales of the Licensed Product in such Other Country made as from the date of (x) […***…] or (y) […***…], as applicable, and until the earliest of (i) 10th anniversary of the date of first Commercial Sale of the Licensed Product in such Other Country, (ii) the date of issue of an Issued Valid Claim in such Other Country, which covers the Licensed Product, and (iii) […***…].

(b) In the event an Issued Valid Claim, which covers the Licensed Product, is issued in such Other Country before the 10th anniversary of the date of the first Commercial Sale in such Other Country, then […***…] percent ([…***…] %) of Net Sales of the Licensed Product in such Other Country as from the date of issue of such Issued Valid Claim in such Other Country and until the date of expiry of the last to expire Issued Valid Claim in such Other Country.

2.3 In the event […***…] but there is […***…]:

(a) […***…] percent ([…***…] %) of Net Sales of the Licensed Product in such Other Country made as from the date of first Commercial Sale in such Other Country […***…] and until the 10th anniversary of the date of first Commercial Sale of the Licensed Product in such Other Country.

2.4 The royalty payable on a Licensed Product in an Other Country shall be calculated, for any given time period, pursuant to either Section 2.1, 2.2 or 2.3, as applicable, and in no event shall the provisions of these sections be applied simultaneously.

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